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                                                            EXHIBIT 23(c)



                        Consent of Independent Auditors

We consent to the reference to our firm as experts in the Registration Statement (Form S-8 No. 33- ) pertaining to the RoTech Medical Corporation Savings Plan and to the incorporation by reference therein of our report dated September 15, 1993, with respect to the consolidated financial statements and schedule of RoTech Medical Corporation, incorporated by reference in its Annual Report
(Form 10-K) for the year ended July 31, 1993, filed with the Securities and Exchange Commission.



                                              Ernst & Young LLP

Orlando, Florida
May 14, 1996